Exhibit 10.1

THIRD AMENDMENT TO

WARRANT AGREEMENT

THIS THIRD AMENDMENT TO THE WARRANT AGREEMENT, dated February 12, 2008, (the “Third Amendment”) hereby amends the Warrant Agreement dated June 16, 2006, as amended, (the “Agreement”) by and between ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation, (the “Company”), and REGISTRAR AND TRANSFER COMPANY, as Warrant Agent, (the “Warrant Agent”) as follows:

WHEREAS, on January 30, 2008, the Board of Directors of the Company extended the expiration dates of the Warrants such that the Warrants will allow the holders thereof to purchase one common share at an exercise price of $3.25 per share until January 31, 2009 and $3.75 per share from February 1, 2009 until January 31, 2011; and

WHEREAS, the Company and the Warrant Agent desire to amend the Agreement, as amended, to reflect the extension.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of amending the Warrants and the Agreement, the Company and the Warrant Agent hereby amend the Agreement as follows:

1. The Second “WHEREAS” clause is hereby amended as follows:

“WHEREAS, the Warrants shall be exercisable from the date the Securities and Exchange Commission declares effective a registration statement under the Securities Act of 1933, and amended (the “1933 Act”) covering the offer and sale of the Common Shares issuable upon exercise of the Warrants (the “Effective Date”) until January 31, 2011, unless earlier redeemed as provided herein; and”

2. The definitions of “Exercise Price” and “Expiration Date” in Section 1 are hereby amended as follows:

“Exercise Price” shall mean (a) $ 3.25 per Common Share, if the Exercise Date is after the Effective Date but on or before January 31, 2009, and (b) $3.75 per Common Share, if the Exercise Date is after January 31, 2009 but on or before the Expiration Date, subject to modification and adjustment as provided in Section 8.

“Expiration Date” shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (Eastern time) on January 31, 2011.

3. The Warrant Certificates shall be deemed to be amended such that the Expiration Date is January 31, 2011 in accordance with this Third Amendment, notwithstanding that Warrant Certificates heretofore or hereafter issued may continue to express an Expiration date of January 31, 2007.

4. This Third Amendment is made pursuant to Section 12(ii) of the Agreement not requiring approval of any holders of the Warrants.

5. Section 13 shall be amended such that any notices that shall be sent to the Company shall be copied only as follows: Tarter Krinsky & Drogin LLP, 1350 Broadway, New York, New York 10018, Attn: James G. Smith, Esq., Phone: (212) 216-8000.

6. All other terms, conditions and provisions of the Agreement, except as otherwise amended by this Third Amendment, shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings as defined in the Agreement.

7. This Third Amendment may be executed in several counterparts, which taken together shall constitute a single document.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ WILLIAM P. TATLER
William P. Tatler Vice President

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